UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CASPER SLEEP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

From: Philip Krim, Chairman of the Board of Directors of Casper Sleep Inc.

Date: Mon, Nov 15, 2021 at 9:58 AM

Subject: Company Update

To: Casper Team, Casper Retail

Dear Team,

As many of you heard today during our All Hands Call or may have seen in the news, two pieces of very exciting news were announced earlier today. First, we announced that we reached an agreement to be acquired by Durational Capital Management, a private investment firm with expertise positioning consumer companies for sustainable growth and long-term success. We believe this acquisition represents a transformational opportunity for Casper and we are excited about a bright future under Durational’s stewardship.

In addition, we announced that Emilie Arel has been appointed Chief Executive Officer, effective today, November 15th, 2021. Emilie and I have worked together toward this goal for a long time. From the very beginning, I knew that Emilie would one day assume the CEO role. Her dedication, commitment and contributions to Casper has been unwavering since joining us over two years ago. The nature of our business often requires high levels of cooperation, interaction and coordination among the leadership team and Emilie exemplifies that ethos better than anyone. As such, she is a leader who will take bold steps and who will work across departments and advance initiatives by leveraging the resources she has available and motivating those around her. We all wish her nothing but the best in her new role.

Casper is a terrific brand with world-class products steeped in quality, design and innovation, along with industry leading levels of customer satisfaction and some of the industry’s lowest return rates. We offer a one-of-a-kind omni-channel shopping experience, we’ve partnered with some of the largest retailers in the industry, and we have attracted increasingly talented people who genuinely want Casper to succeed because they understand that Casper’s success is their success. Despite all of this, what provides me with the most satisfaction and what I believe is most rewarding to all of us is that we have brought better sleep to millions of people.

Our mission is to ‘Awaken the Potential of a Well-Rested World’, and I could not be prouder to be working to achieve this goal alongside each one of you.

This acquisition will be a positive one for our partners and customers, and most importantly for you, our team. Building the next chapter of Casper alongside a partner such as Durational will be a great opportunity in multiple ways. I see the business as it is today, with its challenges and opportunities, and remain as excited about Casper’s long-term future potential as ever. We are on the precipice of a new day, and this is our opportunity to rise and shine.

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

We expect to close the transaction in the first quarter of 2022, subject to customary closing conditions, including approval of our shareholders. Until that time, Casper will continue to operate as a separate, publicly traded company.

If you have additional questions, please submit them using our Q&A form. In the event you receive inquiries from external parties, it is important that we continue to speak with one voice. To that end, any such inquiries must be forwarded to Dana Yacyk, PR Director, at dana.yacyk@casper.com.

We should all be proud of the amazing company that we have created. Casper has been a huge part of my life for many years, as I know it has been for many of you. I am proud that our hard work and accomplishments are being recognized and validated by Durational’s desire to purchase Casper.

Our focus across the organization at this time is to continue to execute on our core priorities – support our customers, our partners and, most importantly, our team as we bring the best sleep and wellness products to a greater number of customers. I am highly confident that we will continue this mission as a Team.

All my best,

PK

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Important Information and Where to Find It

In connection with the proposed transaction between Casper Sleep Inc. (the “Company”) and Durational Capital Management LP, a special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. The Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://ir.casper.com or by contacting the Company investor relations department at cspr@jcir.com.

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, which may be different than those of the Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections, including about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Durational Capital Management LP, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by Durational Capital Management LP to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy or the failure by the Company to obtain or maintain adequate liquidity; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).